Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INNOVATIVE FOOD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	20-116776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

28411 Race Track Road

Bonita Springs, Florida 34135

(239) 596-0204

(Address of Registrant’s principal executive offices)

Employment Agreements with Sam Klepfish dated January 13, 2013, March 29, 2017, and January 28, 2019

Innovative Food Holdings, Inc. 2011 Stock Option Plan

(Full title of the plans)

Samuel Klepfish

Chief Executive Officer

28411 Race Track Road

Bonita Springs, Florida 34135

(239) 596-0204

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Irving Rothstein, Esq.

Feder Kaszovitz LLP

845 Third Avenue, 11th Floor

New York, New York 10022

Tel. (212) 888-8200

Fax (212) 888-7776

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☐

Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers 5,717,281shares of restricted stock previously granted, or to be granted, pursuant to the Innovative Food Holdings, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), and/or individual compensation contracts and includes 450,000 shares of common stock, par value $0.0001 per share, of Innovative Food Holdings, Inc. (“we”, “us”, “our”, the “Company” or “Registrant”) underlying options previously granted under the 2011 Plan.

This Registration Statement also includes a prospectus (which we refer to as the reoffer prospectus) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for reofferings and resales of certain of the shares of our common stock listed above that may be deemed to be “control securities” and/or “restricted securities” under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. These are shares that were or may be acquired by our officer/director, or that were acquired under an employee benefit plan. Such officer/director is the selling stockholder identified in the reoffer prospectus. The amount of shares to be offered or resold by means of this reoffer prospectus by the selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act of 1933, as amended, while such person is an affiliate of the Company.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.

REOFFER PROSPECTUS

Innovative Food Holdings, Inc.

5,717,281 Shares of Common Stock

This reoffer prospectus relates to shares of common stock of Innovative Food Holdings, Inc. that may be reoffered or resold from time to time by the stockholder identified in this reoffer prospectus and that have been acquired or that may be acquired under our 2011 Stock Option Plan (the “2011 Plan”) or through an individual compensation contract. This prospectus covers 5,267,281 shares of restricted stock that are directly or indirectly owned by and/or issuable to the selling stockholders and up to an additional 450,000 shares of common stock issuable upon the exercise of currently outstanding options and granted under the 2011 Plan.

The selling stockholder may sell shares of common stock from time to time in the principal market on which our common stock is traded at the prevailing market price or in privately negotiated transactions. See “Plan of Distribution” below. The amount of shares to be offered or resold by means of this reoffer prospectus by the selling stockholder who is an affiliate of the Company (as defined in Rule 405 of the Securities Act of 1933, as amended), may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act of 1933, as amended, while such person is an affiliate.

We will not receive any of the proceeds from the sale of common stock by the selling stockholder. However, we will generate proceeds in the event of an exercise of the options for cash by the selling stockholder. We intend to use those proceeds, if any, for general corporate purposes. We will pay the expenses of registering these shares.

Our common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbol “IVFH.” On February 1, 2023, the last reported sale price of our common stock as reported on the OTCQB was $0.25675 per share.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 4 of this reoffer prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is February 6, 2023.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling stockholder have authorized anyone to provide you with different information. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The selling stockholder is offering the common stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s offices mentioned under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our common stock. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to Innovative Food Holdings, Inc., and, where appropriate, its consolidated subsidiaries.

Overview

Our business is currently conducted by our wholly owned subsidiaries, some of which are non-operating, Artisan Specialty Foods, Inc. (“Artisan”), Food Innovations, Inc. (“FII”), Food New Media Group, Inc. (“FNM”), Organic Food Brokers, LLC (“OFB”), Gourmet Foodservice Group, Inc. (“GFG”), Gourmet Foodservice Group Warehouse, Inc. (“GFW”), Gourmeting, Inc. (“Gourmeting”), Haley Food Group, Inc. (“Haley”), Oasis Sales Corp. (“Oasis”), 4 The Gourmet, Inc. (d/b/a For The Gourmet, Inc.), (“Gourmet”), Innovative Food Properties, LLC (“IFP”), Plant Innovations, Inc. (“Plant Innovations”), Innovative Gourmet, LLC (“Innovative Gourmet” or “igourmet”), Food Funding, LLC (“Food Funding”), Logistics Innovations, LLC (L Innovations”), M Innovations, LLC (“M Innovations” or “Mouth”), MI Foods, LLC (“MIF”), M Foods Innovations, LLC (“M Foods”), P Innovations, LLC (“P Innovations”), PlantBelly, LLC (“PlantBelly”), Innovative Foods, Inc. (“IFI”) and Innovative Gourmet Partnerships, LLC (“IGP”), and collectively with IVFH and its other subsidiaries, the “Company” or “IVFH”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. All material intercompany transactions have been eliminated upon consolidation of these entities.

Overall, our business activities are focused around the creation and growth of a platform which provides distribution or the enabling of distribution of high quality, unique specialty food and food related products ranging from specialty foodservice products to Consumer-Packaged Goods (“CPG”) products through a variety of sales channels ranging from national partnership based and regionally based foodservice related sales channels to e-commerce sales channels offering products both direct to consumers (“D2C”) and direct to business (“B2B”). In our business model, we receive orders from our customers and then work closely with our suppliers and our warehouse facilities to have the orders fulfilled. In order to maintain freshness and quality, we carefully select our suppliers based upon, among other factors, their quality, uniqueness, reliability and access to overnight courier services.

FII, through its relationship with the producers, growers, and makers of thousands of unique specialty foodservice products and through its relationship with US Foods, Inc. (“U.S. Foods” or “USF”), has been in the business of providing premium restaurants, within 24 – 72 hours, with the freshest origin-specific perishable, and healthcare products shipped directly from our network of vendors and from our warehouses. Our customers include restaurants, hotels, country clubs, national chain accounts, casinos, hospitals and catering houses.

Gourmet has been in the business of providing specialty food via e-commerce through its own website at www.forthegourmet.com and through other ecommerce channels, with unique specialty gourmet food products shipped directly from our network of vendors and from our warehouses within 24 – 72 hours.

Artisan is a supplier of over 1,500 unique specialty foodservice products to over 500 customers such as chefs, restaurants, etc. in the Greater Chicago area and serves as a national fulfillment center for certain of the Company’s other subsidiaries.

GFG is focused on expanding the Company’s program offerings to additional specialty foodservice customers.

Haley is a dedicated foodservice consulting and advisory firm that works closely with companies to access private label and manufacturers’ private label food service opportunities with the intent of helping them launch and commercialize new products in the broadline foodservice industry and assists in the enabling of the distribution of products via national broadline food distributors.

IFP was formed to hold the Company’s real estate holdings including the recently acquired facility in Mountaintop, Pennsylvania.

OFB and Oasis function as outsourced national sales and brand management teams for emerging organic and specialty food CPG companies of a variety of sizes and business stages, and provides emerging and unique CPG specialty food brands with distribution and shelf placement access in all of the major metro markets in the food retail industry.

igourmet has been in the business of providing D2C specialty food via e-commerce through its own website at www.igourmet.com and through other channels such as www.amazon.com, www.ebay.com, and www.walmart.com. In addition, igourmet.com offers a line of B2B specialty foodservice items. Products are primarily shipped directly from igourmet.com’s approximately 100,000 square feet warehouse in Pennsylvania via igourmet.com owned trucks and via third party carrier directly to thousands of customers nationwide.

Mouth.com (www.mouth.com) is an online retailer of specialty foods, monthly subscription boxes and curated gift boxes to thousands of consumers and corporate customers across the United States. Mouth sources high quality specialty foods crafted in the US by independent and small batch makers, and expertly curates them into standout food gifts for both consumers and corporate customers. Mouth also has launched a private label brand, including several award-winning products.

P Innovations focus is to leverage acquired assets to expand the Company’s subscription-based e-commerce business activities and to launch new businesses leveraging the Company’s e-commerce platform.

Plant Innovations is focused on plant-based D2C brands and online retail within the e-commerce space.

L Innovations provides 3rd party warehouse and fulfillment services out of its location at the Company’s PA facility.

Corporate History

We were initially formed in June 1979 as Alpha Solarco Inc., a Colorado corporation. From June 1979 through February 2003, we were either inactive or involved in discontinued business ventures. We changed our name to Fiber Application Systems Technology, Ltd in February 2003. In January 2004, we changed our state of incorporation by merging into Innovative Food Holdings, Inc. (IVFH), a Florida corporation formed for that purpose. As a result of the merger, we changed our name to that of Innovative Food Holdings, Inc. In January 2004, we also acquired Food Innovations, Inc. (“FII” or “Food Innovations”), a Florida corporation, for 500,000 shares of our common stock. Since 2004 we have acquired numerous other businesses and/or their operating assets.

Since March 2004, our common stock has traded under the symbol “IVFH”. Prior thereto, our common stock traded under the symbol “FBSN.”

Our principal executive offices are located at 28411 Race Track Road, Bonita Springs, Florida 34135. Our telephone number is (239) 596-0204. Our website address is www.foodinno.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and as mentioned in any subsequent filings, all as updated or superseded by the risks and uncertainties described under similar headings or elsewhere in the other documents that are filed after the date hereof and incorporated by reference into this prospectus or any prospectus supplement. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. The safe harbor created by the Private Securities Litigation Reform Act will not apply to certain “forward looking statements” because we issued “penny stock” (as defined in Section 3(a)(51) of the Securities Exchange Act of 1934 and Rule 3(a)(51-1) under the Exchange Act) during the three year period preceding the date(s) on which those forward looking statements were first made, except to the extent otherwise specifically provided by rule, regulation or order of the Securities and Exchange Commission. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Report or which are otherwise made by or on our behalf. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “expect”, “believe”, “explore”, “consider”, “anticipate”, “intend”, “could”, “estimate”, “plan”, “propose” or “continue” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties associated with:

● Our ability to raise capital necessary to sustain our anticipated operations and implement our business plan,

● Our ability to implement our business plan,

● Our ability to generate sufficient cash to pay our lenders and other creditors,

● Our dependence on one major customer,

● Our ability to employ and retain qualified management and employees,

● Our dependence on the efforts and abilities of our current employees and executive officers,

● Changes in government regulations that are applicable to our current or anticipated business,

● Changes in the demand for our services and different food trends,

● The degree and nature of our competition,

● Reliability of the supply chain for our goods and products,

● The lack of diversification of our business plan,

● The general volatility of the capital markets and the establishment of a market for our shares, and

● Disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide pandemic, political and economic events and environmental weather conditions.

We are also subject to other risks detailed from time to time in our other filings with Securities and Exchange Commission and elsewhere in this report. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders.

Certain of the shares covered by this prospectus are issuable upon exercise of options to purchase our common stock. As such, if a selling stockholder exercises all or any portion of its options for cash, we will receive the aggregate exercise price paid by such selling stockholder in connection with any such option exercise. We intend to use those proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the reoffer and resale of shares issued, directly or indirectly, or that may be issued via a net issuance, to the selling stockholder listed below, or future selling stockholders as permitted transferees of the selling stockholder. Each of the transactions by which the selling stockholder acquired beneficial ownership of the securities covered by this prospectus was exempt under the registration provisions of the Securities Act of 1933, as amended.

Transferees may be added to the selling stockholder list below by a prospectus supplement filed with the Securities and Exchange Commission. The number of shares to be sold by any selling stockholder under this prospectus also may be increased or decreased by a prospectus supplement. Notwithstanding the foregoing, in the event the selling stockholder is an “affiliate” (as such term is defined in the Securities Act of 1933, as amended) the amount of shares to be reoffered or resold by means of this prospectus by the selling stockholder, and any other person with whom such selling stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act of 1933, as amended. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The following table sets forth, as of February 1, 2023, the number of shares beneficially owned, directly or indirectly, by the current selling stockholder. The number of shares in the column “Number of Shares Beneficially Owned Prior to the Offering” represents the total number of shares that the selling stockholder currently owns or has the right to acquire via a net issuance within sixty (60) days of February 1, 2023. The number of shares in the column “Shares Which May be Offered” represents all of the shares that the selling stockholder may offer under this reoffer prospectus, and includes shares issuable upon the exercise of options and shares which are issuable within sixty days and are not included in the column “Number of Shares Beneficially Owned Prior to the Offering.” The table and footnotes assume that the selling stockholder will sell all of the shares listed in the column “Shares Which May be Offered.” However, because the selling stockholder may sell all or some of its shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of any sales. We do not know how long the selling stockholder will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The selling stockholder has not had a material relationship with us within the past three years other than as set forth in the column “Position” in the table below or as a result of its acquisition of our shares or other securities.

Selling Stockholder	Position	Number of Shares Beneficially Owned Prior to the Offering (1)		Shares Which May be Offered (2)	Shares Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering (3)
Sam Klepfish	CEO, Chairman, and Director	5,717,281	(4)	5,717,281	0	--

(1)

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person currently exercisable or exercisable within 60 days of February 1, 2023, or which are otherwise issuable within such period. Shares issuable pursuant to the exercise of stock options or otherwise exercisable or issuable within 60 days are deemed outstanding and held by the holder of such options or restricted stock awards for computing the percentage of outstanding common stock beneficially owned by such person but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)

Assumes the sale of all shares of common stock registered hereunder, which amount is comprised of currently owned shares, shares issuable within sixty days and shares issuable upon the exercise of outstanding stock options under the 2011 Plan. Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each selling stockholder at their sole discretion.

(3)	Percentage based on 48,731,825 shares of common stock deemed outstanding for the selling stockholder as of February 1, 2023.
(4)	Comprised of (i) 5,267,281 shares of common stock, and (ii) 450,000 shares of common stock issuable upon the exercise of vested options.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	on any national securities exchange or quotation service on which our shares may be listed or quoted at the time of the sale;
●	in the over-the-counter market;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this reoffer prospectus forms a part;
●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any of the foregoing methods of sale; and
●	any other method permitted pursuant to applicable law.

The amount of shares to be reoffered or resold by means of this prospectus by the selling stockholder who is an affiliate of the Company (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended), and any other person with whom such selling stockholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act of 1933, as amended. Any shares registered hereby which are owned indirectly by the selling stockholder will be transferred directly to the selling stockholder prior to sale.

If the selling stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

From time to time, the selling stockholder may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by it. Any such distributees, devisees or donees will be deemed to be selling stockholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders.

The selling stockholder and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The selling stockholder may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement of which this reoffer prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

While the selling stockholder is not currently a party to a Rule 10b5-1 selling plan, the selling stockholder may enter into such a selling plan in the future.

We will pay the expenses of the registration of our common stock sold by the selling stockholder, including, without limitation, Securities and Exchange Commission filings fees, compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement of which this reoffer prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates. We have notified the selling stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the selling stockholder in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, the selling stockholder may, at the same time, sell any shares of common stock owned by it in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

LEGAL MATTERS

Feder Kaszovitz LLP, New York, New York, has passed upon the validity of the shares of our common stock offered by the selling stockholder under this prospectus.

EXPERTS

The financial statements as of and for the years ended December 31, 2021 and 2000 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, as stated in their report appearing therein, and are incorporated by reference in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 31, 2022;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission on May 16, 2022;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission on August 22, 2022;
●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Securities and Exchange Commission on November 14, 2022;
●	Our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on January 18, 2022, June 14, 2022, November 14, 2022 and November 29, 2022; and
●	The description of our common stock contained in Form 8-A previously filed with the Securities and Exchange Commission, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K), after the date of the initial filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference into the prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such reports and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.ivfh.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 28411 Race Track Road, Bonita Springs, Florida 34135, Attention: Sam Klepfish, Chief Executive Officer.

Innovative Food Holdings, Inc.

5,717,281 Shares of Common Stock

PROSPECTUS

February 6, 2023

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this registration statement, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 31, 2022;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Securities and Exchange Commission on May 16, 2022;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission on August 22, 2022;
●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Securities and Exchange Commission on November 14, 2022;
●	Our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on January 18, 2022, June 14, 2022, November 14, 2022 and November 29, 2022; and
●	The description of our common stock contained in Form 8-A previously filed with the Securities and Exchange Commission, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K), after the date of the initial filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference into the prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Florida Business Corporation Act, as amended, or the “FBCA,” permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, the FBCA permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and the rights of our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of such director or officer’s fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Registrant maintains a directors’ and officers’ liability insurance policy, and other policies, covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that may be incurred by the Registrant, including the indemnification payable to any director or officer. The directors’ and officers’ liability insurance policy provides for $3 million in maximum aggregate coverage, including defense costs. The entire premium for such insurance is paid by the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The restricted securities that may be reoffered or resold by the selling stockholder pursuant to the reoffer prospectus included herein were stock awards granted under the 2011 Plan or pursuant to individual compensation contracts and were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering.

Item 8. Exhibits.

EXHIBIT NUMBER

5	Opinion re Legality*

10.1	Employment Agreement with Sam Klepfish dated January 13, 2013 (incorporated by reference to Company’s Form 10-Q filed with the Securities and Exchange Commission on November 21, 2012)

10.2	Employment Agreement with Sam Klepfish dated as of March 29, 2017 (incorporated by reference to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2017)

10.3	Employment Agreement with Sam Klepfish dated as of January 28, 2019 (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 1, 2019)

10.4	Innovative Food Holdings, Inc. 2011 Stock Option Plan*

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of Liggett & Webb, P.A.*

107	Filing Fee Table*

* Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 6, 2023.

INNOVATIVE FOOD HOLDINGS, INC.

By:	/s/ Samuel Klepfish
Name: Samuel Klepfish Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Samuel Klepfish	Chief Executive Officer and Director	February 6, 2023
Samuel Klepfish	(Principal Executive Officer)

/s/ Richard Tang	Chief Financial Officer	February 6, 2023
Richard Tang	(Principal Accounting Officer)

/s/ Joel Gold	Director	February 6, 2023
Joel Gold

/s/ Hank Cohn	Director	February 6, 2023
Hank Cohn

/s/ Justin Wiernasz	Director	February 6, 2023
Justin Wiernasz

/s/ David Polinsky	Director	February 6, 2023
David Polinsky

/s/ James C. Pappas	Director	February 6, 2023
James C. Pappas

/s/ Mark Schmulen	Director	February 6, 2023
Mark Schmulen

/s/ Jefferson Gramm	Director	February 6, 2023
Jefferson Gramm